EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of A.G. Edwards, Inc. on Form S-8 of our reports dated April 18, 2002, and appearing in and incorporated by reference in the Annual Report on Form 10-K of A.G. Edwards, Inc. for the year ended February 28, 2002.

/s/ Deloitte & Touche LLP
St. Louis, Missouri